Herman Miller Reports Second Quarter Fiscal 2019 Results

•	Record quarterly levels of net sales and orders

•	Year-over-year organic order growth of 10%; broad-based across all segments

•	20% increase in reported EPS; adjusted EPS growth of 32%
Webcast to be held Thursday, December 20, 2018, at 9:30 AM ET

Release	Immediate
Date	December 19, 2018
Contact	Kevin Veltman (616) 654-3973 or kevin_veltman@hermanmiller.com
Jeff Stutz (616) 654-8538 or jeff_stutz@hermanmiller.com
Media (616) 654-5977 or media_relations@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

NOTE: A data supplement with additional financial information relating to the periods covered by this press release is available for download from the Company’s website at http://www.hermanmiller.com/about-us/investors.html.

Herman Miller, Inc. (NASDAQ: MLHR) today announced results for its second quarter ended December 1, 2018. Net sales in the quarter totaled $652.6 million, an increase of 7.9% from the same quarter last fiscal year. New orders in the second quarter of $702.6 million were 11.6% above the prior year level.

On an organic basis, which excludes the impact of foreign currency translation and the adoption of the new revenue recognition standard at the start of fiscal 2019, net sales and orders in the second quarter increased by 7.0% and 10.3%, respectively, compared to the same quarter last fiscal year.

Herman Miller reported net earnings of $0.66 per share on a diluted basis in the second quarter compared to diluted earnings per share of $0.55 in the same quarter last fiscal year. Excluding the impact of restructuring expenses and other charges, adjusted earnings per share in the second quarter totaled $0.75 compared to adjusted earnings per share of $0.57 in the second quarter of last fiscal year.

Andi Owen, Chief Executive Officer, stated, "Strong demand was a clear highlight of our results as we finished the quarter setting all-time records for quarterly net sales and order levels for our Company. Encouragingly, this growth was broad-based across our business segments. These results are a tribute to the talent and effort of our people and demonstrate the meaningful progress we have made on our strategic growth priorities. Our progress on strategic priorities included further integration of the HAY and Maars Living Walls brands into our business after the investments that we made in the first quarter of fiscal 2019. This includes introducing HAY's authentic modern designs to North American customers through the launch of the HAY.com eCommerce site and opening the first dedicated HAY retail studios in Portland, Oregon and Costa Mesa, California during the quarter.”

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Second Quarter Fiscal 2019 Financial Results

FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data)	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	12/1/2018	12/2/2017	% Chg.	12/1/2018	12/2/2017	% Chg.
Net Sales	$652.6	$604.6	7.9%	$1,277.3	$1,184.8	7.8%
Gross Margin %	36.1%	36.7%	N/A	36.1%	37.1%	N/A
Operating Expenses	$182.2	$170.0	7.2%	$360.2	$335.3	7.4%
Restructuring and Impairment Expenses	$0.3	$1.7	(82.4)%	$1.4	$3.8	(63.2)%
Operating Earnings %	8.1%	8.3%	N/A	7.8%	8.4%	N/A
Adjusted Operating Earnings %*	9.1%	8.6%	N/A	8.7%	8.8%	N/A
Adjusted EBITDA*	$78.2	$69.4	12.7%	$151.7	$138.0	9.9%
Net Earnings Attributable to Herman Miller, Inc.	$39.3	$33.5	17.3%	$75.1	$66.5	12.9%
Earnings Per Share – Diluted	$0.66	$0.55	20.0%	$1.26	$1.10	14.5%
Adjusted Earnings Per Share – Diluted*	$0.75	$0.57	31.6%	$1.44	$1.14	26.3%
Orders	$702.6	$629.4	11.6%	$1,333.2	$1,224.2	8.9%
Backlog	$396.1	$356.9	11.0%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Consolidated gross margin in the second quarter of fiscal 2019 totaled 36.1%, representing a 60-basis point decrease from the level reported in the same quarter of last fiscal year. This year-over-year decrease in gross margin related to the adoption of the new revenue recognition standard (ASC 606) at the beginning of fiscal 2019. This adoption required recording certain product pricing elements as expenses within cost of goods sold that were previously classified on a net basis within sales. Excluding this impact, gross margin remained flat compared to the same quarter last year.
Operating expenses in the second quarter were $182.2 million compared to $170.0 million in the same quarter a year ago. Operating expenses included certain special charges totaling $5.7 million in the second quarter of fiscal 2019. The special charges related primarily to costs associated with the CEO transition and external consulting fees associated with the Company's profit enhancement initiatives. Excluding these items, operating expenses increased by $6.5 million compared to the same quarter last year.
The Company recognized pre-tax restructuring expenses totaling $0.3 million in the second quarter related to the consolidation of certain facilities in China and the United Kingdom that were announced in the fourth quarter of fiscal 2018.
Herman Miller’s effective income tax rate in the second quarter was 22.6%, compared to 30.5% in the same quarter last fiscal year. The rate in the current quarter included an adjustment related to recently clarified guidance on the adoption of the U.S. Tax Cuts and Jobs Act. Excluding this adjustment, the effective tax rate in the period was 21.0%. This is lower than the rate in the second quarter of fiscal 2018 primarily due to the reduction in marginal corporate tax rates.

Jeff Stutz, Chief Financial Officer, noted, "Adjusted earnings per share for the quarter exceeded the expectations that we established in September. Profit growth was driven by robust sales growth, well-managed operating expenses and a lower effective tax rate. In our view, the overall macro-economic backdrop for our business is supportive for continued growth, although the ultimate resolution of global trade tensions remains an outlook risk for the business. That said, our strategic focus on profit optimization was designed to help mitigate the potential for inflationary pressures and our teams have line of sight to savings that can offset these pressures.”

The Company ended the second quarter with total cash and cash equivalents of $113.6 million, an increase of $11.9 million from the balance at the end of last quarter. Cash flow generated from operations was $58.6 million in the current quarter compared to $62.6 million in the same quarter last fiscal year.

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Segment Sales and Orders

The following tables summarize reported and organic segment sales and orders for the second quarter of fiscal 2019:

Organic Sales Growth by Segment *

	Three Months Ended					Three Months Ended
	12/1/18					12/2/17
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Net Sales, as reported	$353.2	$118.5	$81.6	$99.3	$652.6	$330.5	$113.0	$74.4	$86.7	$604.6
% change from PY	6.9%	4.9%	9.7%	14.5%	7.9%

Proforma Adjustments
Currency Translation Effects (1)	1.0	2.9	—	0.1	4.0	—	—	—	—	—
Impact of Reclassification Related to New Revenue Recognition Standard	—	—	—	—	—	5.3	3.4	0.6	—	9.3
Net Sales, organic	$354.2	$121.4	$81.6	$99.4	$656.6	$335.8	$116.4	$75.0	$86.7	$613.9
% change from PY	5.5%	4.3%	8.8%	14.6%	7.0%

Organic Order Growth by Segment *

	Three Months Ended					Three Months Ended
	12/1/18					12/2/17
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Orders, as reported	$370.6	$137.3	$87.1	$107.6	$702.6	$341.1	$118.0	$77.1	$93.2	$629.4
% change from PY	8.6%	16.4%	13.0%	15.5%	11.6%

Proforma Adjustments
Currency Translation Effects (1)	0.9	2.4	—	0.1	3.4	—	—	—	—	—
Impact of Reclassification Related to New Revenue Recognition Standard	—	—	—	—	—	7.0	3.4	0.5	—	10.9
Orders, proforma	$371.5	$139.7	$87.1	$107.7	$706.0	$348.1	$121.4	$77.6	$93.2	$640.3
% change from PY	6.7%	15.1%	12.2%	15.6%	10.3%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period
* Items represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations in the supplemental data file available for download at http://www.hermanmiller.com/about-us/investors.html. A copy of this supplemental data file has also been included with the earnings press release filed on Form 8-K with the Securities and Exchange Commission.

Third Quarter Fiscal 2019 Guidance

Looking forward, Herman Miller expects net sales in the third quarter of fiscal 2019 to be in the range of $615 million to $630 million. On an organic basis, adjusted for foreign currency translation and the impact of reclassification related to the new revenue recognition standard, this forecast implies sales growth of 7% compared to the third quarter of the prior year at the mid-point of the range. The Company expects adjusted diluted earnings per share to range between $0.59 to $0.63.
Supplemental Information and Webcast

The Company has created a supplemental data report which provides additional information relevant to its quarterly results. This document can be accessed via a link on the Investors section of the Company's website at http://www.hermanmiller.com/about-us/investors.html.

The Company will host a webcast to discuss the results of the second quarter of fiscal 2019 on Thursday, December 20, 2018, at 9:30 a.m. ET. To ensure your access to the webcast, you should allow extra time to visit the Company’s website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

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About Herman Miller
Herman Miller is a globally recognized provider of furnishings and related technologies and services. Headquartered in West Michigan, the 113-year-old company has relied on innovative design to solve problems wherever people work, live, learn, and heal. With recognizable designs as part of museum collections worldwide, Herman Miller is a past recipient of the Smithsonian Institution's Cooper Hewitt National Design Award and has been ranked number one on Contract Magazine’s list of “Brands that Inspire” for four straight years. Known and respected for its leadership in corporate social responsibility, Herman Miller has earned numerous global sustainability and inclusivity awards including the Human Rights Foundation’s top rating in its Corporate Equality Index for 11 years in a row. In fiscal 2018, the Company generated $2.38 billion in revenue and employed nearly 8,000 people worldwide. Herman Miller trades on the NASDAQ Global Select Market under the symbol MLHR.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” "likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, our success in initiatives aimed at achieving long-term profit optimization goals, employment and general economic conditions, the pace of economic recovery in the U.S. and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, changes in future tax legislation or interpretation of current tax legislation, the ability to increase prices to absorb the additional costs of raw materials, changes in global tariff regulations, the financial strength of our dealers and the financial strength of our customers, our ability to locate new retail studios, negotiate favorable lease terms for new and existing locations and implement our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, our ability to integrate and benefit from acquisitions and investments, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.

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Financial highlights for the three and six months ended December 1, 2018 follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share and common share data)

	Three Months Ended				Six Months Ended
	December 1, 2018		December 2, 2017		December 1, 2018		December 2, 2017
Net Sales	$652.6	100.0%	$604.6	100.0%	$1,277.3	100.0%	$1,184.8	100.0%
Cost of Sales	417.0	63.9%	382.5	63.3%	816.6	63.9%	745.8	62.9%
Gross Margin	235.6	36.1%	222.1	36.7%	460.7	36.1%	439.0	37.1%
Operating Expenses	182.2	27.9%	170.0	28.1%	360.2	28.2%	335.3	28.3%
Restructuring and Impairment Expenses	0.3	—%	1.7	0.3%	1.4	0.1%	3.8	0.3%
Operating Earnings	53.1	8.1%	50.4	8.3%	99.1	7.8%	99.9	8.4%
Other Expenses, net	3.8	0.6%	3.4	0.6%	5.7	0.4%	6.4	0.5%
Earnings Before Income Taxes and Equity Income	49.3	7.6%	47.0	7.8%	93.4	7.3%	93.5	7.9%
Income Tax Expense	11.2	1.7%	14.3	2.4%	20.0	1.6%	28.5	2.4%
Equity Income, net of tax	1.2	0.2%	0.8	0.1%	1.8	0.1%	1.5	0.1%
Net Earnings	39.3	6.0%	33.5	5.5%	75.2	5.9%	66.5	5.6%
Net Earnings Attributable to Noncontrolling Interests	—	—%	—	—%	0.1	—%	—	—%
Net Earnings Attributable to Herman Miller, Inc.	$39.3	6.0%	$33.5	5.5%	$75.1	5.9%	$66.5	5.6%

Amounts per Common Share Attributable to Herman Miller, Inc.
Earnings Per Share – Basic	$0.66		$0.56		$1.27		$1.11
Weighted Average Basic Common Shares	59,133,700		59,747,932		59,212,370		59,753,271
Earnings Per Share – Diluted	$0.66		$0.55		$1.26		$1.10
Weighted Average Diluted Common Shares	59,442,219		60,272,207		59,612,113		60,296,728

Herman Miller, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Dollars in millions)

	Six Months Ended
	December 1, 2018	December 2, 2017
Net Earnings	$75.2	$66.5
Cash Flows provided by Operating Activities	91.5	81.5
Cash Flows used for Investing Activities	(118.7)	(30.6)
Cash Flows used for Financing Activities	(59.8)	(33.2)
Effect of Exchange Rates	(3.3)	0.7
Change in Cash	(90.3)	18.4
Cash, Beginning of Period	203.9	96.2
Cash, End of Period	$113.6	$114.6

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in millions)

	December 1, 2018	June 2, 2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$113.6	$203.9
Marketable Securities	8.2	8.6
Accounts and Notes Receivable, net	223.0	217.4
Unbilled Accounts Receivable	32.4	1.9
Inventories, net	178.5	162.4
Prepaid Expenses and Other	45.3	51.2
Total Current Assets	601.0	645.4
Net Property and Equipment	333.0	331.4
Other Assets	575.7	502.7
Total Assets	$1,509.7	$1,479.5

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$184.6	$171.4
Accrued Liabilities	240.7	242.4
Total Current Liabilities	425.3	413.8
Long-term Debt	281.9	275.0
Other Liabilities	96.3	95.4
Total Liabilities	803.5	784.2
Redeemable Noncontrolling Interests	20.7	30.5
Herman Miller, Inc. Stockholders' Equity	685.2	664.6
Noncontrolling Interests	0.3	0.2
Total Stockholders' Equity	685.5	664.8
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$1,509.7	$1,479.5

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